CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 4, 2011, with respect to the financial statements of American Realty Capital Trust II, Inc. (a Maryland Corporation in the Developmental Stage) contained in this Pre-effective Amendment No. 3 to this Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in the Pre-effective Amendment No. 3 to this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 13, 2011